UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 16, 2016
SUPERVALU INC.
(Exact name of registrant as specified in its charter)

Delaware	1-5418	41-0617000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11840 Valley View Road Eden Prairie, Minnesota	55344
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (952) 828-4000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 16, 2016, SUPERVALU INC. (“Supervalu”), Moran Foods, LLC, a wholly owned subsidiary of Supervalu (“Save-A-Lot”), Smith Acquisition Corp. (the “Purchaser”), an affiliate of Onex Partners Manager LP, and Smith Merger Sub Corp., a newly formed wholly owned subsidiary of the Purchaser (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which the Purchaser will acquire the Save-A-Lot business of Supervalu for a purchase price of $1.365 billion in cash, subject to adjustment, as further described below.

On the terms and subject to the conditions set forth in the Merger Agreement, at the closing of the transactions contemplated thereby (the “Closing”), Merger Sub will merge with and into Save-A-Lot (the “Merger”) with Save-A-Lot surviving the Merger as a wholly owned subsidiary of the Purchaser, and the membership units of Save-A-Lot held by Supervalu will be converted into the right to receive from Purchaser at the Closing $1.365 billion in cash, subject to working capital, indebtedness and other customary adjustments as set forth in the Merger Agreement. Onex Partners IV, L.P. has provided a limited guarantee to Supervalu and Save-A-Lot guaranteeing certain obligations of the Purchaser and Merger Sub under the Merger Agreement.

Concurrently with entering into the Merger Agreement, Supervalu and Save-A-Lot also entered into a Separation Agreement pursuant to which, among other things, the assets and liabilities of the Save-A-Lot business will be transferred to and assumed by Save-A-Lot prior to the Closing.

Pursuant to the Merger Agreement, at the Closing, Supervalu and Save-A-Lot will enter into a Services Agreement whereby Supervalu will provide certain professional services to Save-A-Lot for a term of five years, on the terms and subject to the conditions set forth therein.

As further provided in the Merger Agreement, the consummation of the transactions contemplated by the Merger Agreement is subject to certain closing conditions, including (i) any applicable waiting periods (or extensions thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 having expired or been terminated, (ii) the absence of any order by any governmental entity rendering the Merger illegal, or prohibiting, enjoining or otherwise preventing the Merger, (iii) the accuracy of the representations and warranties of the parties (generally subject to a material adverse effect standard), (iv) material compliance by the parties with their respective obligations under the Merger Agreement, (v) no material adverse effect having occurred with respect to the Save-A-Lot business after entry into the Merger Agreement, and (vi) other customary closing conditions. The transaction is currently expected to be completed by January 31, 2017.

The Merger Agreement contains customary indemnification obligations of each party with respect to breaches of their respective representations, warranties and covenants, and certain other specified matters, on the terms and subject to the limitations set forth in the Merger Agreement.

Under the terms of the Merger Agreement, Supervalu will be entitled to receive a termination fee of $88,725,000 from the Purchaser in the event that the Merger Agreement is terminated by Supervalu due to (i) the failure of the Purchaser to close the Merger after the financing marketing period provided for in the Merger Agreement ended if Supervalu had confirmed to Purchaser that the conditions to Supervalu’s obligations to consummate the Closing had been satisfied or waived and that Supervalu was ready, willing and able to consummate the Closing or (ii) the Purchaser having breached in any material respect any of its representations, warranties or covenants in the Merger Agreement if such breach gave rise to the failure of specified conditions to Supervalu’s obligation to consummate the Closing to be satisfied (subject to a cure period).

The Merger Agreement contains customary representations and warranties that are the product of negotiations among the parties thereto and that the parties made to, and solely for the benefit of, each other as of specified dates. The assertions embodied in those representations and warranties are subject to qualifications and limitations agreed to by the respective parties and are also qualified in important part by confidential disclosure schedules delivered in connection with the Merger Agreement. The representations and warranties may have been made for the purpose of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Supervalu, Save-A-Lot, any of their respective subsidiaries or affiliates or the Save-A-Lot business. The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about Supervalu, Save-A-Lot, any of their respective subsidiaries or affiliates or the Save-A-Lot business.

The foregoing description of the Merger Agreement and the Separation Agreement do not purport to be complete, and are qualified in their entirety by reference to the full text of the Merger Agreement and the Separation Agreement, which are filed herewith as Exhibit 2.1 and Exhibit 2.2, respectively, and are incorporated herein by reference.

Item 8.01 Other Events.

On October 17, 2016, Supervalu issued a press release announcing the entry into the Merger Agreement pursuant to which Supervalu will sell the Save-A-Lot business to the Purchaser for a purchase price of $1.365 billion in cash, subject to adjustment. Supervalu also announced that, at the effective time of the Merger, Supervalu and Save-A-Lot will enter into a five-year Services Agreement pursuant to which Supervalu will provide certain professional services to Save-A-Lot following the sale.

A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated by reference herein.

Forward-Looking Statements

Except for the historical and factual information contained herein, the matters set forth in this communication, particularly those pertaining to Supervalu’s expectations, guidance, or future operating results, and other statements identified by words such as “estimates,” “expects,” “projects,” “plans,” “intends,” and similar expressions are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the possibility that regulatory and other approvals and conditions to the transaction are not received or satisfied on a timely basis or at all; the possibility that modifications to the terms of the transaction may be required in order to obtain or satisfy such approvals or conditions; the possibility that Supervalu may not fully realize the projected benefits of the transaction; changes in the anticipated timing for closing the transaction; business disruption during the pendency of or following the transaction; diversion of management time on transaction-related issues; and the reaction of customers and other parties to the transaction and other risk factors relating to our business or industry as detailed from time to time in Supervalu’s reports filed with the SEC. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this news release. Unless legally required, Supervalu undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01    Financial Statements and Exhibits.
(d)  Exhibits.

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of October 16, 2016, by and among Smith Acquisition Corp., Smith Merger Sub Corp., Moran Foods, LLC and SUPERVALU INC.*
2.2	Separation Agreement, dated as of October 16, 2016, by and among SUPERVALU INC. and Moran Foods, LLC*
99.1	Press Release of SUPERVALU INC., dated October 17, 2016

*Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K.  The registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	October 17, 2016

SUPERVALU INC.

By: /s/ Bruce H. Besanko

Bruce H. Besanko
Executive Vice President, Chief Operating Officer and Chief Financial Officer
(Authorized Officer of Registrant)

EXHIBIT INDEX

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of October 16, 2016, by and among Smith Acquisition Corp., Smith Merger Sub Corp., Moran Foods, LLC and SUPERVALU INC.*
2.2	Separation Agreement, dated as of October 16, 2016, by and among SUPERVALU INC. and Moran Foods, LLC*
99.1	Press Release of SUPERVALU INC., dated October 17, 2016

*Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K.  The registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.